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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



              Date of Report (Date of earliest event reported):
                              February 15, 2002
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                      LORAL SPACE & COMMUNICATIONS LTD.
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                    (Exact name of registrant as specified in its charter)

Islands of Bermuda             1-14180                13-3867424
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(State or other              (Commission             (IRS Employer
jurisdiction of              File Number)           Identification
incorporation)                                              Number


   c/o Loral SpaceCom Corporation,
   600 Third Avenue, New York, New York             10016
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(Address of principal executive offices)          (Zip Code)


             Registrant's telephone number, including area code:
                                (212) 697-1105
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Item 5. Other Events.

        On February 15, 2002 (the "Petition Date"), Globalstar, L.P. ("Globalstar") and certain of its direct subsidiaries filed voluntary petitions under Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). In connection therewith, Loral/Qualcomm Satellite Services, L.P., the managing general partner of Globalstar, its general partner, Loral/Qualcomm Partnership, L.P. ("LQP"), and certain of registrant's subsidiaries that serve as general partners of LQP also filed voluntary petitions with the Court. As of December 31, 2001, registrant's direct and indirect investment in connection with Globalstar-related activities as set forth on its balance sheet was approximately $32 million. This investment is comprised primarily of registrant's investment in Globalstar's $500 million credit facility, which was fully written off by registrant in December 2000.

        Prior to the Petition Date, Globalstar reached an agreement with registrant and an informal committee of noteholders regarding the substantive terms of a financial and legal restructuring of Globalstar's business. The proposed restructuring plan, which will have to be submitted for and will be subject to Court approval, calls for the establishment of a new Globalstar company which will, in addition to taking ownership of all of Globalstar's existing assets, acquire certain service provider operations, including registrant's Canadian service provider company. Under the proposed restructuring plan, the new company will initially be owned by Globalstar's existing noteholders and other unsecured creditors, including registrant. The proposed plan also calls for the cancellation of all existing partnership interests in Globalstar, but contemplates, subject to the satisfaction of certain conditions, a rights offering to common and preferred shareholders in Globalstar Telecommunications Limited and Globalstar's creditors which could give them the option to purchase shares in the new company. The proposed plan will also provide for mutual releases of claims related to Globalstar to be granted to and by various persons, including, among others, Globalstar, Globalstar's officers and directors, the registrant and its affiliates, Globalstar partners, service providers acquired by Globalstar and the members of any official and informal committees of creditors.

        For a complete description of terms of the agreement among Globalstar, registrant and the informal committee of noteholders, see the Memorandum of Understanding dated February 15, 2002 and the Plan Support Agreement dated February 15, 2002, copies of which are filed herewith and which are incorporated by reference herein.


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Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               (c)    Exhibits.

Exhibit 99.1          Memorandum of Understanding dated February 15, 2002

Exhibit 99.2          Plan Support Agreement dated February 15, 2002

                                  SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LORAL SPACE & COMMUNICATIONS LTD.
                                    ---------------------------------
                                      (Registrant)


Date:  February 27, 2002     By: /s/ Avi Katz
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                                Avi Katz
                                Vice President, General
                                 Counsel and Secretary



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                                Exhibit Index
                                -------------

Exhibit 99.1          Memorandum of Understanding dated February 15, 2002

Exhibit 99.2          Plan Support Agreement dated February 15, 2002